Third Quarter 2016 Earnings Release Conference Call
November 1, 2016

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s third quarter 2016 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer and Kevin Bradley, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our third quarter 2016 financial results, a copy of which is available on our website at Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Audio Archives in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and explanation of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I will turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thank you, Brian and good morning everyone. Thank you for joining us today. I will begin by providing an update to our strategy and our recent divestiture activities. Kevin will cover our financial results and I will follow with our segment updates before we open the line to your questions.

Focus, Simplify and Execute to Win: these are the key elements of our strategy. While we continue to operate in challenging markets, it is important that we aggressively address our current reality while taking the steps to position the business for the longer term. We are transitioning to a focused portfolio of businesses that compete in the aerial work platform, mobile lifting and mobile materials processing and handling industries. Each of these businesses is at a different point in their respective market cycles, and each faces different near-term challenges and opportunities. We are addressing complexity across the Company. We are simplifying our organizational structure and reducing our functional cost for the sale of MHPS. We are also reducing our footprint across the Company.

Central to Execute to Win is commercial and operational excellence, which extends from the factory floor to all aspects of our business including sales execution, pricing, as well as product and service innovation. We are taking action to ensure we consistently meet our commitments to our customers, shareholders and team members. We are developing a winning culture centered on execution excellence.

Turning to slide 4, we continue to make progress on refocusing our portfolio. We completed the sale of our German compact construction business to Yanmar for $60 million in cash. Included in the sale was the manufacturing facility located in Crailsheim, Germany and the parts distribution center located in Rothenburg, Germany. The team executed well and closed the transaction on time, in accordance with our plan. We are also on track to close the sale of MHPS to Konecranes in early 2017.

Turning to slide 5, Terex’s history as an acquisition company has created complexity throughout our organization. This complexity impacts our ability to leverage our scale. We are taking action to address this and simplify the Company. An important step was streamlining our operating structure from five segments to three. It simplifies reporting and increases accountability. And, it is critical to reducing our overhead structure. We announced several footprint reduction actions. We successfully executed on schedule the complex move of our mobile crane production from Waverly Iowa, to our facility in Oklahoma City. The material and equipment have been moved and we are ramping-up production in Oklahoma City. The soft market conditions enabled us to make this move that will benefit us for years to come without disrupting deliveries to customers. Our AWP segment is consolidating their scissor lift manufacturing from three locations to two and reducing its overall manufacturing footprint, including its main campus in Redmond, Washington. AWP also closed its facility in Stockton, California and recently announced plans to close its Waco, Texas facility, consolidating into Oklahoma City. We are also on track with the closure of our Austrian MP plant, moving its products to our facilities in Northern Ireland. The Austrian plant will close in the fourth quarter.

Turning to slide 6, we continue to deploy the Execute to Win business system. The third quarter focus was on our talent review process. We conducted detailed on-site reviews around the world. We will continue to work to ensure we have the talent and leadership necessary to execute our strategies.

Let’s turn to slide 7 for an update on the MHPS sale. During the quarter, the European Union approved the transaction subject to Konecranes divesting STAHL CraneSystems. They also received approval in the United States from both the anti-trust and CIFUS authorities. In addition, Konecranes’ shareholders voted in favor of the transaction. Both teams are working through the close process. The transaction remains on schedule to be completed in early 2017. As we indicated last quarter, MHPS is in discontinued operations. We are not reflecting any of the benefits of the transaction - the 25% equity interest, the Konecranes dividends and the proceeds from the sale - that will strengthen Terex’s balance sheet. These benefits will be realized after we complete the sale. With that let me turn it over to Kevin.

Kevin Bradley - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you, John and good morning everyone. Please turn to slide 8 and I will review our financial performance. We reported earnings per share (EPS) in the third quarter of $0.31 and EPS, as-adjusted, of $0.19. We achieved a net benefit from non-recurring items in the quarter, driven by favorable tax treatment associated with the recognition of tax benefits for certain net operating losses. We generated net cash from operating activities in the quarter of $106 million and Free Cash Flow of $47 million. We repurchased $80 million dollars worth of Terex shares in the quarter, consistent with our capital allocation strategy. Backlog at the end of September was down 9% on a year over year basis. Declines in Cranes and AWP were partially offset by growth in backlog in our MP segment.

Slide 9 summarizes the comparative quarterly income statement on an as-reported and as-adjusted basis. Net sales for the quarter decreased 16% compared to the prior year, down approximately 14% on a currency neutral basis. Cranes sales declined by approximately 25%, which was more than we had anticipated. AWP sales were down 17% and MP was down 4% or about flat on a current FX basis. Our operating margin was 3.7%, compared to 7.3% last year. Excluding non-recurring charges, our operating margin was 4.6%, down from 8.5% last year. Lower volume, unfavorable mix, pricing pressure and operational factors, offset in part by cost reduction activities, were the primary drivers of the margin compression. Return on invested capital was 25.6%, compared to 9.7% in 2015 driven by tax benefits.

Let’s turn to slide 10, to review our guidance. We were disappointed with our overall performance in the quarter and the impact it is having on full year expectations. We executed well in certain areas, but that was more than offset by the shortfall in our Cranes segment. Our previous estimate for full-year AWP sales was a decline of approximately 15% with operating margins between 8.5% and 9.5%. We are improving that slightly to sales down approximately 13% with an operating margin of approximately 9.5%.

In our Cranes segment, we had forecasted higher volumes in the third quarter. However, the global crane market continued to weaken. We had anticipated an improvement in product mix, but our more profitable products were disproportionately impacted by the market decline. In Germany, changes in subsidies in the wind energy sector led to a reduction in crawler crane sales as customers digested the impact of these changes. Lower volumes also impacted our ability to improve absorption rates in our factories. In addition, quality issues resulted in increased warranty expense. We expect many of these trends to continue into the fourth quarter. As a result we are lowering our full year outlook for Cranes. Sales are now expected to be down approximately 20% with an operating loss of approximately 2.5%. We are maintaining our previous outlook for MP and lowering the estimated operating loss from “Corporate and Other” to approximately $40 million. We are addressing all elements of our cost structure, and will continue to reduce our cost base in the fourth quarter, but it will not be enough to offset the impact of the challenges in our Cranes segment. As a result, we are revising our full year continuing operations sales outlook to between $4.2 and $4.4 billion, with EPS of $0.70 to $0.80, and Free Cash Flow of $150 million to $200 million. With that, let me turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thank you, Kevin. Starting with AWP, I’ll provide an overview of our segment performance. Fifty years ago an innovator named Bud Bushnell saw a need in the marketplace and developed an innovative solution in his garage in Seattle. That simple pneumatic lift was the seed that grew into the global leader that Genie is today. That same innovation was on display at the Genie 50th Anniversary Celebration in Seattle in September where we launched the innovative Genie “Xtra Capacity” or “X-C” product line. This family of boom lifts responds to a widespread need to enable people to work at height safely with heavier loads using a single machine. These products demonstrate our commitment to invest in new products throughout the cycle. Over 200 customers from 47 countries joined us at the 50th Anniversary to celebrate and focus on building a future together.

Looking at the third quarter, sales were in line with our expectations, down about 17% from last year driven by the replacement cycle decline in the North American rental market. Our European volume is up year to date, but sales slowed in the quarter as the market began to level off. Latin America remains very weak. Asia, on the other hand, was up sharply in the quarter, driven by growth in China and South Korea. Lower volume, foreign exchange, and pricing pressure were the primary drivers of the margin compression, offset in part by the on-going SG&A reduction actions. The AWP team is taking action. It lowered its SG&A by over $4 million in the quarter, compared to last year, and continues to rationalize its manufacturing footprint. We also reduced inventory by about $75 million year over year. Pricing discipline starts with aligning supply with demand, and we intend to manage our inventory appropriately.

We expect to close out 2016 with full year sales slightly better than our original guidance. Global pricing dynamics, geographical mix, and lower production volumes, offset in part by cost reduction actions, will continue to pressure our margins in the fourth quarter. Looking ahead to 2017, the most influential market dynamic will continue to be the North American replacement cycle. We are in the midst of a reduction in replacement demand as a result of the 2008 to 2010 market decline which is impacting our sales and backlog. We expect this dynamic to continue through 2017. We will work with our customers through the fourth quarter to develop a clearer picture of their demand.

Moving to Cranes, the third quarter did not unfold the way we anticipated for our Cranes segment. I’m disappointed with our results. With few exceptions, all major crane markets were down. In North America, we continue to see reduced demand due to the overhang of the oil and gas boom and then bust cycle. There are a significant number of relatively low-hour used cranes that are available in the market, which continues to reduce the demand for new cranes. No other sector or region has offered a counter-balancing stimulus to offset this headwind. In Europe, the crawler crane market was disrupted by recent changes to Germany’s wind power subsidies. Although the long term view is for growth in this sector, customers are cautious and postponed and in some cases cancelled their orders as they try to understand the implications of the recent changes. The Latin American market reached a new low in the quarter. There were pockets of growth in South East Asia, but not nearly enough to offset the broad-based global declines.

We are taking action to address our performance. As we announced last week, Steve Filipov, is the President of Terex Cranes, and will lead the turnaround process. Steve started his career at Terex in the Cranes business and previously served as President of Terex Cranes. Steve’s intimate knowledge of the Cranes industry and its customers makes him the best person to improve and grow this segment. We completed the relocation of our North American manufacturing from Waverly, Iowa to Oklahoma City. In addition, our French facility, which is a combined MHPS and Cranes operation, will be going to Konecranes with the sale of MHPS. Our new Demag line of all terrain cranes is selling well in a tough market. We also launched a 40 ton pick and carry crane in Australia. This is another example of investing in our products throughout the cycle. Our current pick and carry sales in Australia are about a quarter of our historical average, driven by low commodity prices. This market will return, and we will be well positioned when it does. Finally the demand for Utilities products in North America was lower than last year. The lower volume led to factory under-absorption and compressed margins. However, our backlog and bookings are up compared to last year, indicative, we believe, of an improving market for utility equipment.

Turning to the Materials Processing segment, another example of the rich history of our Company, Powerscreen, also celebrated a 50th anniversary this summer. I joined many of our Powerscreen dealers from around the world in Belfast to celebrate “50 Years of Power”. For half a century, MP has been at the forefront of innovation in the mobile crushing and screening market, and that remains the case today. The MP team results were consistent with our expectations and the team continues to execute well, driving improved operating margin on stable overall revenue for the year. For the third quarter our mobile crushing and screening sales were similar to last year. Aggregate markets are steady, but the mining market remained weak. A headwind for the MP segment is the soft market for Fuchs machines, driven by low scrap metal prices. The team is working to expand distribution and diversify into other material handling applications. Concrete sales and profits were up sharply again in the quarter. The 46% growth in backlog, and the 24% increase in bookings, reflect continued strength in the mobile crushing and screening and North American concrete markets.

In summary, our end markets remain challenging. We will continue to focus on our core businesses, simplify the Company and improve our fundamental processes. We will further reduce our cost structure consistent with our market reality while investing in our products and services and we will make the changes needed to consistently deliver on our commitments. On another note, I hope you will join us at our up-coming analyst meeting in New York City on December 13th. I will be joined by our Segment Presidents and other members of our leadership team to provide further insight into our financial and operational strategies as we transform Terex into a simpler, more focused company. With that let me turn it back over to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thank you, John. As a reminder, during the question and answer session, we ask for you to limit your questions to one question and a follow-up to ensure we have time to get to everyone’s question in. With that, I would like to open up the call for your questions.

3